Exhibit 10.1

Execution Version

Subscription Agreement

THE SECURITIES ARE BEING OFFERED PURSUANT TO SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND RULE 506(b) PROMULGATED THEREUNDER AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

DDC Enterprise Limited

c/o International Corporation Services Ltd

P.O. Box 472

Harbour Place, 2nd Floor

103 South Church Street

George Town

Grand Cayman

Cayman Islands KY1-1106

The undersigned subscriber (“Subscriber”) understands that DDC Enterprise Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), is offering its Class A ordinary shares, par value $0.4 per share (the “Securities”), in five (5) separate placements, in an offering exempt pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder without registration of the Securities under the Securities Act (the “Offering”).

1. Subscription. Subject to the terms and conditions hereof and as separately agreed by the parties, the Subscriber hereby subscribes for the number of Securities able to be purchased on each subscription date set forth in the Schedule on the signature page hereto (each, a “Subscription Date”) at an issue price per share on each Subscription Date respectively as set out in the Schedule (the “Consideration”), such amounts to be settled in BTC (as defined below). The Subscriber acknowledges that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (the “Subscription Agreement”).

2. Acceptance of Subscription and Issuance of Securities. Subject to the terms and conditions hereof, the Company hereby agrees to sell to the Subscriber the Securities at the Closing referred to in Section 3 hereof and provided always that the maximum number of Securities to be accepted for subscription hereunder shall not exceed 4.99% of the total number of Securities on issue.

3. The Closing; NYSE Compliance. The closing of the purchase and sale of the Securities (the “Closing”) shall take place on each Subscription Date, or such other later date and at such time and place as the Company may agree with the Subscriber; provided that all requirements of the NYSE-American related to the Offering are satisfied on or before such Closing. “NYSE American” means NYSE American LLC.

4. Payment for Securities. In consideration of the sale of the Securities, the Subscriber shall pay the Consideration to the Company in the form of Bitcoin cryptocurrency (“BTC”), in such amount payable on each Subscription Date as set forth in the Schedule. Payment for the Securities shall be made directly to the Company from the Subscriber in unencumbered BTC by transfer of the BTC token to a designated cryptocurrency wallet in the name of the Company (the “Wallet A BTC Reserve”) as notified to the Subscriber in writing prior to the Subscription Date. The Subscriber shall receive notice and evidence of electronic entry of the number of the Securities issued to Subscriber and reflected on the books and records of the Company, which shall bear a notation that the Securities were sold in reliance upon an exemption from registration under the Securities Act.

5. Representations and Warranties of the Company. As of the Closing, the Company represents and warrants that:

a. The Company is duly formed and validly existing under the laws of the country of its corporation, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits, and orders required by law for the conduct by the Company of its business as it is currently being conducted.

b. The Securities have been duly authorized and, when issued, delivered, and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation, the Company’s articles of association or under applicable Cayman Islands law.

c. The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Securities) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

d. The Company is authorized to issue One Million Seven Hundred fifty Thousand (1,750,000) Class B shares, par value $0.4 per share (the “Class B Shares”); Two Hundred Million (200,000,000) Class A shares, par value $0.4 per share (the “Class A Shares”, and together with the Class B Shares, the “Ordinary Shares”); and Ten Million (10,000,000) preferred shares, par value $0.016 per share (“Preferred Shares”). All of the issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. The issue and sale of the Securities in this Offering will not obligate the Company to issue any securities to any person (other than subscribers) and will not result in a right of any security holder in Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The Class A Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on NYSE American. The Securities rank pari passu with all outstanding Class A Shares.

e. There are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened before any court, administrative agency or other governmental body against the Company which question the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which would reasonably be expected to have a material adverse effect on the Company. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to have a material adverse effect on the Company. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE American or the SEC, respectively, to prohibit or terminate the listing of the Class A Shares or to deregister the Class A Shares. The Company has taken no action that is designed to terminate the listing of the Class A Shares on NYSE American or the registration of the Class A Shares under the Exchange Act.

f. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 6 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation D, Rule 506(b) promulgated under the Securities Act, or under any applicable State Securities Laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

g. The execution, delivery and performance of this Subscription Agreement, including the issuance and sale of the Securities hereunder, and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Securities or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

h. As of their respective dates, all forms, reports, statements, schedules, proxies, registration statements and other documents, including any exhibits thereto, together with any amendments, restatements or supplements thereto filed by the Company with the SEC prior to the date of this Subscription Agreement (the “SEC Reports”) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports were prepared in all material respects in accordance with (i) generally accepted accounting principles in the United States and (ii) Regulation S-X or Regulation S-K, as applicable, as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of interim financial statements, to normal recurring year-end audit adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

i. The Company is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

j. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

k. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to and covenants with the Company that:

a. General .

i. The Subscriber has all requisite authority (and in the case of an individual, the capacity) to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the Subscriber hereunder, and such purchase will not contravene any law, rule or regulation binding on the Subscriber or any investment guideline or restriction applicable to the Subscriber.

ii. The Subscriber is a resident of the state set forth on the signature page hereto and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

iii. The Subscriber will comply with all applicable laws and regulations in effect in any jurisdiction in which the Subscriber purchases or sells Securities and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the Subscriber is subject or in which the Subscriber makes such purchases or sales, and the Company shall have no responsibility therefor. The Subscriber has no present intention of selling or otherwise disposing of the Securities in violation of the securities laws of the United States.

iv. If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

b. Information Concerning the Company.

i. With respect to information provided by the Company, the Subscriber has relied solely on the information contained in this Subscription Agreement to make the decision to purchase the Securities.

ii. The Subscriber understands and accepts that the purchase of the Securities involves various risks. The Subscriber represents that it is able to bear any and all loss associated with an investment in the Securities.

iii. The Subscriber confirms that it is not relying and will not rely on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Securities. It is understood the Company is not acting nor has it acted as an advisor to the Subscriber in deciding to invest in the Securities. The Subscriber acknowledges that neither the Company, nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the Subscriber’s authority or suitability to invest in the Securities.

iv. The Subscriber is familiar with the business and financial condition and operations of the Company. The Subscriber has had access to such information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

v. The Subscriber understands that, unless the Subscriber notifies the Company in writing to the contrary at or before the Closing, each of the Subscriber’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Subscriber.

vi. The Subscriber acknowledges that the Company has the right in its sole and absolute discretion to abandon this Offering at any time prior to the completion of the Offering. This Subscription Agreement shall thereafter have no force or effect and the Company shall return any previously paid subscription price of the Securities, without interest thereon, to the Subscriber.

vii. The Subscriber understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

c. No Guaranty. The Subscriber confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of the investment in the Securities. In deciding to purchase the Securities, the Subscriber is not relying on the advice or recommendations of the Company and the Subscriber has made its own independent decision that the investment in the Securities is suitable and appropriate for the Subscriber.

d. Status of Subscriber. The Subscriber has such knowledge, skill and experience in business, financial and investment matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the Subscriber’s own professional advisors, to the extent that the Subscriber has deemed appropriate, the Subscriber has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The Subscriber has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and the Subscriber is able to bear the risks associated with an investment in the Securities and its authority to invest in the Securities.

e. Restrictions on Transfer or Sale of Securities.

i. The Subscriber is acquiring the Securities solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The Subscriber understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Subscriber and of the other representations made by the Subscriber in this Subscription Agreement. The Subscriber understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

ii. The Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement. Subscriber understands that the Securities are “restricted securities” as that term is defined by Rule 144 under the Securities Act, and that Subscriber may only resell such Securities in a transaction registered under the Securities Act or subject to an available exemption therefrom, and in accordance with any applicable state securities laws. In the event of any such resale, the Company may require an opinion of counsel satisfactory to it. Subscriber acknowledges that any physical certificate or book entry representing the Securities shall bear a legend to this effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO THE ACT AND APPLICABLE STATE SECURITIES LAWS. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE ACT IS SUBJECT TO THE CORPORATION’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

“THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBSCRIPTION AGREEMENT, DATED [*], 2025, BY AND AMONG DDC ENTERPRISE LIMITED AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CORPORATION.”

iii. The Subscriber further agrees that, without the prior written consent of the Company, the Subscriber will not offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities (the “Lock-up”), save that the Lock-up shall expire and the Subscriber may transfer Securities as specified below in compliance with Rule 144 under the Securities Act or other applicable rules under the Securities Act when the Company has achieved at least [•] market capitalization (the “Trigger”), all of the Securities owned by the Subscriber shall be released from Lock-up.

f. Continued Economic Risk. The Subscriber acknowledges that the Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. The Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

g. Non U.S. Person – Regulation S.

i.	The Subscriber shall execute and deliver to the Company a separate representation letter confirming the availability of Regulation S in connection with the purchase and sale of securities hereunder.

ii.	The Subscriber understands and agrees that the Subscriber may be asked or required to provide documentation (“Documentation”) to verify the Subscriber’s status. Notwithstanding anything else contained herein or in other materials provided to Subscriber, this Documentation may be retained and reviewed by the Company and copies of the Documentation may be provided to affiliates of the Company. The Subscriber understands that the Company may not accept Subscriber’s subscription if Subscriber is not able to provide Documentation acceptable to Company, or for any other reason.

h. Shareholder information. Within five days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. Subscriber further agrees that in the event it transfers any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a condition of such transfer.

Publicly Available Information. The Subscriber has read all of the Company’s public filings, including without limitation the Company’s period Reports on Forms 6-K and Annual Report on Form 20-F for the fiscal year ended December 31, 2023.

7. Conditions to Obligations of the Subscriber and the Company. The obligations of the Subscriber to purchase and pay for the Securities specified on the signature page hereto and of the Company to sell the Securities are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the Subscriber contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

8. Obligations Irrevocable. Following the Closing, the obligations of the Subscriber shall be irrevocable.

9. Legend. The certificates, book entry or other form of notation representing the Securities sold pursuant to this Subscription Agreement will be notated with a legend or designation, which communicates in some manner that the Securities were issued pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder and may only be resold pursuant to an exemption from or compliance with the registration provisions of the Securities Act.

10. Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged, or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11. Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Subscriber without the prior written consent of the other party.

12. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, without regard to conflict of law principles thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Subscription Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

13. Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

14. Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

15. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or email to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	DDC Enterprise Limited 368 9th Ave., 6th Fl. New York, New York 10001 Attention: Kyle Guse, Esq., General Counsel
If to the Subscriber:	See address below signature of Subscriber

16. Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

17. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive (i) the acceptance of the subscription by the Company, (ii) changes in the transactions, documents and instruments which are not material or which are to the benefit of the Subscriber and (iii) the death or disability of the Subscriber.

18. Notification of Changes. The Subscriber hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement, which would cause any representation, warranty, or covenant of the Subscriber contained in this Subscription Agreement to be false or incorrect.

19. Severability. If any term or provision of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement this __th day of ______, 2025.

SUBSCRIBER (if an individual):
By_____________________ Name:

SUBSCRIBER (if an entity):
____________________________________________ Legal Name of Entity By_____________________ Name: Title:

State/Country of Domicile or Formation: _____________________________________

Address of Subscriber:

Subscriptions Securities:

No.	Subscription Date(1)	Price per Share	Number of Securities	Consideration
1.	[•]	$[•]	[•]	[•] BTC

(1)	The Subscription Date herein is provided for reference purposes only and shall not be deemed as strict or binding deadlines.

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to all of the Securities for the subscription amount specified above on the subscriber’s signature page.

DDC Enterprise Limited
By_____________________ Name: Title: